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                                  EXHIBIT 23.2

                                   CONSENT OF

               SINGER LEWAK GREENBAUM & GOLDSTEIN LLP RELATING TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                               RETAINER AGREEMENT



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                                   CONSENT OF
                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated March 16, 2000, relating to the financial statements of I/OMagic Corporation, included in the Annual Report on Form 10-KSB for the years ended December 31, 1999 and 1998. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



 /s/  Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 26, 2000